UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 2

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 2, 2007

Commission File Number 1-12043

OPPENHEIMER HOLDINGS INC.

Ontario, Canada                                                98-0080034

(State of incorporation)            (IRS employer identification number)

PO Box 2015, Suite 1110

20 Eglinton Avenue West

Toronto Ontario Canada   M4R 1K8

(Address of principal executive offices) (Zip code)

(416) 322-1515

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

ITEM 8.01. Other Events.

On January 14, 2008, Oppenheimer Holdings Inc. (the “Oppenheimer”) announced that it closed its previously announced acquisition of a major part of CIBC World Markets’ U.S. capital markets businesses, including related Israeli investment banking and equity markets business. The closing of the acquisition of related operations in Asia and the UK is expected to close at a later time, subject to regulatory approval.

The businesses acquired by Oppenheimer employ over 600 people and include CIBC World Markets’ U.S. Investment Banking, Corporate Syndicate, Institutional Sales and Trading, Equity Research, Options Trading and a portion of the Debt Capital Markets business which includes Convertible Bond Trading, Loan Syndication, High Yield Origination and Trading as well as related overseas operations. Annualized revenue of these businesses, based on CIBC’s most recently published results for the year ended October 31, 2007, is in excess of $400 million.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01.  Financial Statements and Exhibits

99.1	Oppenheimer Holdings Inc. Press Release issued January 14, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Oppenheimer Holdings Inc.

Date: January 14, 2008 By: "E.K. Roberts" --------------------------------- E.K. Roberts President and Treasurer (Duly Authorized Officer and Principal Financial Officer)